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                                                                   Exhibit 10.8D





                                  TEXTRON INC.
                     1994 LONG-TERM INCENTIVE PLAN AMENDMENT




* Earned performance share units are valued by using the average of the composite closing prices for the first ten trading days following the end of the award period (i.e. first ten days in January).

* Because of Y2K concerns (market uncertainty) the O&C Committee recommends that the Board of Directors amend the 1994 Long-Term Incentive Plan to shift the valuation to the first ten trading days in December, 1999. Award payments would still be made in January as is Textron's normal practice.

* The O&C Committee recommends that the Board of Directors amend the 1994 Long-Term Incentive Plan as follows:


                                  FOR APPROVAL

The Board of Directors hereby amends the 1994 Long-Term Incentive Plan as follows:

     "Current Value" as defined in section 3.7 of the Textron 1994 Long-Term Incentive Plan shall mean the average of the composite closing prices, as reported in the Wall Street Journal, for the first ten trading days in December 1999 for performance share units earned for the cycle ending with fiscal year 1999 only.